Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2024, with respect to the financial statements and financial highlights of CBRE Global Real Estate Income Fund, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

September 13, 2024